Exhibit 10.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS PROMISSORY NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

UNSECURED PROMISSORY NOTE

Principal Amount: $191,475.00	Date: March 9, 2026

FOR VALUE RECEIVED, Future Vision II Acquisition Corp., a Cayman Islands exempted company (the “Maker”), hereby promises to pay to the order of HWei Super Speed Co. Ltd., a British Virgin Islands business company, or its registered assigns or successors in interest (the “Payee”), the principal sum of One Hundred Ninety-One Thousand Four Hundred Seventy-Five Dollars ($191,475.00) in lawful money of the United States of America, on the terms and conditions described below.

1. Principal and Maturity. The principal balance of this Promissory Note (this “Note”) shall be payable by the Maker to the Payee on the earlier of: (i) the consummation of the Maker’s initial merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses or entities (a “Business Combination”), or (ii) the date on which the Maker is wound up and liquidates (the “Maturity Date”). Under no circumstances shall any individual, including but not limited to any officer, director, employee or stockholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Proceeds. The Maker shall deposit the principal amount of this Note directly into the trust account (the “Trust Account”) established in connection with the Maker’s initial public offering, to be utilized strictly to effectuate a one-month extension of the date by which the Maker must consummate a Business Combination, from March 13, 2026, to April 13, 2026.

4. Conversion Option; Effect of Conversion. At the Payee’s option, at any time prior to payment in full of the principal balance of this Note, the Payee may elect to convert all or any portion of the unpaid principal balance of this Note into units of the Maker (the “Conversion Units”) at a conversion price equal to $10.00 per unit, upon the consummation of a Business Combination. The Conversion Units shall be identical to the placement units issued by the Maker to the Payee in the private placement that closed simultaneously with the Maker’s initial public offering. The Payee shall effectuate such conversion by providing the Maker with written notice of its election to convert prior to the consummation of the Business Combination. Provided, however, that the Payee’s right to convert the principal balance of this Note, when aggregated with any other working capital or extension loans made by the Payee or its affiliates to the Maker that possess a similar conversion feature, shall not exceed an aggregate principal amount of $1,500,000, as set forth in the Maker’s final prospectus. No fractional Units will be issued upon conversion of this Note. In lieu of any fractional Units to which Payee would otherwise be entitled, the Maker will pay to Payee in cash the amount of the unconverted principal balance of this Note that would otherwise be converted into such fractional Units. If the Maker timely receives notice of the Payee’s intention to convert this Note at least two business days prior to the closing of a Business Combination, this Note shall be deemed to be converted on such closing date. At its expense, the Maker will, upon receipt of such conversion notice, as soon as practicable after consummation of a Business Combination, issue and deliver to Payee, at Payee’s address as requested by Payee in its conversion notice, a certificate or certificates for the number of Units to which Payee is entitled upon such conversion (bearing such legends as are customary pursuant to applicable state and federal securities laws), including a check payable to Payee for any cash amounts payable as a result of any fractional Units as described herein.

5. Trust Account Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest, or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment, or satisfaction for any Claim against the Trust Account for any reason whatsoever. If the Maker does not consummate a Business Combination by the expiration of its prescribed timeframe and liquidates, this Note shall be forgiven and the Payee shall have no right to receive payment hereunder.

6. Assignment. This Note and the rights and obligations hereunder may not be assigned, transferred, or sold by the Payee prior to the consummation of a Business Combination without the prior written consent of the Maker.

7. Events of Default. The following shall constitute an event of default (“Event of Default”): (a) Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days following the date such payment is due. (b) The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation, or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property.

8. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

9. Amendment and Waiver. This Note may not be amended, modified, or waived except by an instrument in writing signed by the Maker and the Payee.

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its authorized officer as of the day and year first above written.

[Signature Page to Follow]

FUTURE VISION II ACQUISITION CORP.

By:
Name:	Danhua Xu
Title:	CEO and Director

AGREED TO AND ACCEPTED BY:

HWEI SUPER SPEED CO. LTD.

By:
Name:	Lingling Xiong
Title:	Director

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